UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 18, 2011, CIBER, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  The Stockholders of the Company voted on five proposals at the Annual Meeting.  For more information on the following proposals, see the Company’s proxy statement dated April 13, 2011 (the “2011 Proxy Statement”), the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

1.              Election of Directors.  Election of two Class II Directors to serve as members of the Board of Directors until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  There were 13,536,254 broker non-votes as to this proposal.

Nominee	For	Withheld
Mr. Stephen S. Kurtz	46,103,002	2,830,156
Dr. Kurt J. Lauk	48,224,558	708,600

2.              Advisory Vote on Executive Compensation.  Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2011 Proxy Statement.  There were 13,536,254 broker non-votes as to this proposal.

For	Against	Abstain
40,847,142	8,035,422	50,594

3.              Advisory Vote on Frequency of Advisory Vote on Executive Compensation.  Recommendation, by non-binding vote, of the frequency of future advisory votes on executive compensation.  There were 13,536,254 broker non-votes as to this proposal.

1 Year	2 Years	3 Years	Abstain
34,144,999	864,874	12,694,695	1,228,590

Based on these voting results, the Company’s Board of Directors determined to hold a non-binding advisory vote on executive compensation annually until the next Stockholder vote on the frequency of such advisory vote.

4.              Amend the CIBER, Inc. 2004 Incentive Plan.  Approval of the amendment and restatement of the CIBER, Inc. 2004 Incentive Plan.  There were 13,536,254 broker non-votes as to this proposal.

For	Against	Abstain
41,058,940	7,842,005	32,213

5.              Ratification of the appointment of Independent Registered Public Accounting Firm.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  There were no broker non-votes as to this proposal.

For	Against	Abstain
62,258,471	174,268	36,673

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: May 23, 2011	By:	/s/ Claude J. Pumilia
Claude J. Pumilia
Chief Financial Officer, Executive Vice President and Treasurer